UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

THOMPSON CREEK METALS COMPANY INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120
(Address of Principal Executive Offices)

(303) 761-8801
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amended and Restated Employment Agreement
Effective March 16, 2015 (the "Effective Date"), Thompson Creek Metals Company USA, a wholly-owned subsidiary of Thompson Creek Metals Company Inc. (together, the "Company"), and Mark Wilson, Executive Vice President and Chief Commercial Officer of the Company, entered into an Amended and Restated Employment Agreement (the "Amended Agreement"), which amends and restates Mr. Wilson's Amended and Restated Employment Agreement dated as of December 30, 2009 (as amended, the "Original Agreement").
The Amended Agreement does not contain the "retention payment" that was included in the Original Agreement, pursuant to which Mr. Wilson accrued each year an amount equivalent to 37.5% of his annual base salary, a portion of which was paid to Mr. Wilson on an annual basis and another portion of which was deferred (the "Deferred Amount") and payable upon Mr. Wilson's termination of employment under certain circumstances. In connection with the termination of this "retention payment" and pursuant to the terms of the Amended Agreement, Mr. Wilson will receive, on the first regular payroll date following the Effective Date, a signing bonus of $186,968.44, which is equivalent to the Deferred Amount that had accrued and was payable to Mr. Wilson under the Original Agreement.
Mr. Wilson's initial annual base salary under the Amended Agreement, effective as of the Effective Date, is $390,000 ("Base Salary"), which will be reviewed annually by the Board of Directors of the Company but will not be less than the previous year's base salary. Mr. Wilson continues to be eligible to participate in the Company's performance bonus plan and long-term incentive plan, as in effect from time to time, and, pursuant to the Amended Agreement, Mr. Wilson's target cash bonus potential under the 2015 Performance Bonus Plan and his 2015 equity awards under the Company's long-term incentive plan will be determined based on the Base Salary. Mr. Wilson's entitlement to other benefits as an executive of the Company has not changed from the Original Agreement.
Unlike the Original Agreement, which had an indefinite term, the Amended Agreement has a term ending on March 16, 2020, which term may be automatically extended for additional one-year terms unless notice is given by the Company at least 180 days prior to the expiration of the then-current term that the term will not be extended. Payments and benefits to which Mr. Wilson is entitled upon certain termination events have not changed from the Original Agreement, except as follows:
•Mr. Wilson is not entitled to any accrued retention amounts, as his retention arrangement was terminated in connection with the execution of the Amended Agreement.
•The Amended Agreement contains a"double-trigger" change of control provision, pursuant to which Mr. Wilson is only entitled to the specified payments and benefits if there is a change of control and, within 12 months of such change of control, we or our successor in interest gives notice of our intention to terminate Mr. Wilson's employment for any reason other than cause, or a triggering event (as defined in the Amended Agreement) occurs, and the officer elects to terminate his employment.
•Mr. Wilson's severance payment in connection with a termination of employment after a change of control has been reduced to equal 24 months' base salary (compared to 36 months' base salary under the Original Agreement), plus the Severance Payment (defined below). The other payments to which Mr. Wilson is entitled upon termination after a change of control, including those relating to long-term disability premium and continuing health insurance coverage, have been similarly reduced from a 36-month period to a 24-month period. Mr. Wilson is also entitled to a lump sum equal to two-times his target bonus for the year of termination if a bonus would have otherwise have been awarded to him if he remained employed (payable at the time the bonus would have normally been payable).
•The additional severance payment payable in a lump-sum, less any required withholdings, upon death or disability, retirement on or after age 62, termination by the Company other than for cause, and termination after a change in control, which was previously equal to four weeks of base salary at the base salary in effect at the time of termination, multiplied by the number of years of employment with the Company, has been changed to equal $23,715 (or four weeks of Mr. Wilson's base salary immediately prior to the Effective Date) multiplied by the number of years of employment with the Company (the "Severance Payment").

•If we terminate Mr. Wilson's employment other than for cause before the three-year anniversary of the Effective Date, he would be entitled to severance in the amount of $616,600, rather than the 24 months' of his then-existing base salary, as provided in the Original Agreement, plus the Severance Payment.
•If we terminate Mr. Wilson's employment other than for cause following the three-year anniversary of the Effective Date, his severance payment entitlement would be the reduced to the equivalent of 12 months' base salary in effective on the notice date, plus the Severance Payment.
The foregoing description of the Amended Agreement is summary in nature, and is subject to, and qualified in its entirety by, the full text of the Amended Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Form of Performance Share Unit Award Agreement
Attached hereto as Exhibit 10.2 is the form of Performance Share Unit ("PSU") Award Agreement, which governs the 2015 PSU grants made to the executive officers of the Company under the Amended and Restated Thompson Creek Metals Company Inc. 2010 Long-Term Incentive Plan.

Item 9.01.    Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated March 16, 2015, between Thompson Creek Metals Company USA and Mark Wilson
10.2
Form of Performance Share Unit Award Agreement under the Amended and Restated Thompson Creek Metals Company Inc. 2010 Long-Term Incentive Plan for the January 1, 2015 to December 31, 2018 performance period (executive officer)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

Date: March 18, 2015	By:	/s/ Wendy Cassity
	Name:	Wendy Cassity
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated March 16, 2015, between Thompson Creek Metals Company USA and Mark Wilson
10.2
Form of Performance Share Unit Award Agreement under the Amended and Restated Thompson Creek Metals Company Inc. 2010 Long-Term Incentive Plan for the January 1, 2015 to December 31, 2018 performance period (executive officer)